UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2015

SEARS HOMETOWN AND OUTLET STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 286-7000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By mutual agreement with the Company’s Board of Directors, W. Bruce Johnson, Chief Executive Officer and President, will leave the Company on August 1, 2015, the end of the Company’s second fiscal quarter. In that connection Mr. Johnson, a member of the Company’s Board of Directors, will not stand for re-election to the Board at the Company’s Annual Meeting of Stockholders to be held on May 27, 2015. He will continue to serve on the Board until that time. The Company will pay to Mr. Johnson all amounts payable in accordance with his Executive Severance/Non-Compete Agreement with respect to an employment termination by the Company without “Cause.” Mr. Johnson’s Executive Severance/Non-Compete Agreement is included as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the 53 weeks ended February 1, 2014. A copy of the Company’s April 21, 2015 news release with respect to Mr. Johnson is attached as Exhibit 99.1 to this Form 8-K.

On April 20, 2015 the Compensation Committee of the Board of Directors approved cash retention awards for William A. Powell, the Company’s Senior Vice President and Chief Operating Officer, Ryan D. Robinson, the Company’s Senior Vice President and Chief Financial Officer, and John E. Ethridge II, the Company’s Vice President, Supply Chain and Technology. Each cash retention award will be governed by the terms and conditions of a Cash Retention Agreement, the form of which has been approved by the Compensation Committee and is filed as Exhibit 10.1 to this Form 8-K. The cash retention awards for Messrs. Powell and Robinson are in the amount of $100,000. Mr. Ethridge’s cash retention award is in the amount of $50,000. Messrs. Ethridge, Powell, and Robinson each is referred to as a “Grantee.” The Cash Retention Agreement provides that the cash retention award is payable only in cash and that the cash retention award will vest on the earliest of the following dates (the applicable date, the “Vesting Date”): (a) June 15, 2016; (b) the date on which the Company terminates the Grantee’s employment without Cause; and (c) the date on which the Grantee terminates his employment with the Company for Good Reason, but in each circumstance only if the Grantee has served as a full-time employee of the Company continuously during the period from April 20, 2015 to the Vesting Date and the Grantee has maintained continuously satisfactory job performance to the Vesting Date. The Cash Retention Agreement provides that “Good Reason” means that the Grantee’s annual base salary is reduced by ten percent or more or place of employment is relocated by the Company to a business location that is more than fifty miles from the Company’s offices. The Cash Retention Agreement provides that “Cause” means (i) a material breach by the Grantee (other than a breach resulting from disability) of the Grantee’s duties and responsibilities, which breach is demonstrably willful and deliberate on the Grantee’s part, is committed in bad faith or without reasonable belief that the breach is in the best interests of the Company, and is not remedied by the Grantee in a reasonable period of time after receipt of written notice from the Company specifying the breach, (ii) the commission of a felony involving moral turpitude, or (iii) dishonesty or willful misconduct in connection with employment with the Company.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based upon the current beliefs and expectations of the Company’s management. These forward-looking statements are subject to risks, uncertainties, and assumptions, many of which are beyond the Company’s control. Additional information concerning other factors is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and subsequent filings with the SEC. The Company intends the forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise the forward-looking statements as more information becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits listed in the accompanying “Exhibit Index” have been filed as part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: April 21, 2015

Exhibit Index

Exhibit Number	Exhibit Description

10.1*	Form of Cash Retention Agreement

99.1*	News Release dated April 21, 2015

*	Furnished herewith

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